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|           THE COHOES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS             |
|               THAT YOU VOTE FOR COHOES PROPOSALS 1, 2 AND 3                |
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[COHOES LOGO]
                                                             November 16, 2000


Dear Fellow Stockholder:

     The November 30, 2000 annual meeting of stockholders is fast approaching. It is important that you act quickly to support your investment in Cohoes.

THE COHOES NOMINEES ARE HIGHLY QUALIFIED

     * Substantial experience in the banking industry, including a combined total of over 65 years with Cohoes.

     * Each beneficially owns over 20,000 shares of Cohoes, with an average of over 33,000 shares.

     * Their significant financial stake aligns their interests with ALL Cohoes stockholders.

     *    Dedicated to a sale of Cohoes at the BEST PRICE.

THE TRUSTCO NOMINEES FALL SHORT BY COMPARISON

     *    Four persons who together do not own a SINGLE SHARE of Cohoes stock.

     * Nominated by our competitor who wants to buy your shares as CHEAP as possible. TrustCo originally offered a price below our current market price.

     *    They will have a conflict of interest when reviewing offers to buy
          Cohoes.


      We believe we can obtain a better deal for all of our stockholders than the one proposed by TrustCo.


It is important that you act quickly to protect your investment in Cohoes. I strongly urge you to:
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     *    Vote FOR proposals 1, 2 and 3.  Complete, sign, date and mail the enclosed BLUE proxy TODAY.

     *    Please discard any and all material you receive from TrustCo.



                  WHAT IS COHOES DOING TO ENHANCE VALUE?
                     WHAT IS TRUSTCO PROMISING TO DO?
             IT'S LIKE THE DIFFERENCE BETWEEN NIGHT AND DAY!

Your Board of Directors wants to maximize the value of your investment in Cohoes.

! We are actively pursuing a sale of Cohoes for the best price. Several prospective buyers have already signed confidentiality agreements.

!    We increased our quarterly cash dividend by 14%.

! We announced our plans to repurchase up to approximately 12.5% of our stock.

Here is what TrustCo is offering you in return:

X    Four nominees who don't own a single share of Cohoes stock!

X Four nominees who don't have any financial stake in obtaining the best price for your shares.

X    Four nominees with a conflict of interest.

X Refusal to participate in our fair and orderly process to seek bids for the sale of the Company. We believe TrustCo wants to discourage other bidders and buy your shares as cheap as possible.

                       DON'T GET LEFT IN THE DARK!

           SUPPORT COHOES TO GET THE BEST VALUE FOR YOUR SHARES

     On behalf of the Board of Directors, I thank you for your continued support.

                                        Sincerely,

                                        /s/ Harry L. Robinson
                                        ------------------------------------
                                        Harry L. Robinson
                                        President and Chief Executive Officer



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| P.S.  If your shares are held by your bank or broker, only they can vote |
| your shares.  Please instruct your bank or broker as soon as possible to |
| cast your vote FOR Proposals 1, 2 and 3.  If you have any questions or   |
| need assistance in voting your shares, please call our proxy solicitor:  |
|                                                                          |
|                         Regan & Associates, Inc.                         |
|                   Telephone toll free: 1-800-737-3426                    |
|                                                                          |
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